As filed with the Securities and Exchange Commission on July 8, 2011
Registration No. 333-33719

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0526032 (I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340 Houston, Texas 77042 (Address of principal executive offices)
AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
1987 STOCK OPTION PLAN
NON-EMPLOYEE DIRECTOR STOCK OPTIONS
(Full title of the plan)
Richard M. Safier
Vice President — General Counsel
GulfMark Offshore, Inc.
10111 Richmond Avenue, Ste 340
Houston, Texas 77042
(713) 963-9522
(Name, address and telephone number of agent for service)
Copies to:
W. Garney Griggs, Esq.
Strasburger & Price, LLP
1401 McKinney St., Ste 2200
Houston, Texas 77010
(713) 951-5600

Explanatory Note — Deregistration of Securities
     This Post-Effective Amendment No. 3 amends the Registration Statement on Form S-8, Registration No. 333-33719, filed by GulfMark Offshore, Inc. (the “Company”) on May 25, 2007 (the “Initial Registration Statement”), as previously amended by a Post-Effective Amendment No. 1 filed March 31, 2008, removing from registration all shares under the 1987 Stock Option Plan, and a Post-Effective Amendment No. 2 filed February 24, 2010 (collectively with the Initial Registration Statement, the “Registration Statement”). The Registration Statement covers shares of GulfMark Offshore, Inc. Class A Common Stock, $.01 par value per share (“Common Stock”), to be offered under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the “1993 Plan”) and the Non-Employee Director Stock Options (the “Director Stock Options”).
     The Company hereby removes and withdraws from registration all shares of its Common Stock registered pursuant to the Registration Statement pursuant to the Director Stock Options that remain unissued. The securities registered pursuant to this Registration Statement pursuant to the 1993 Plan remain outstanding.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, GulfMark Offshore, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 8, 2011.

GULFMARK OFFSHORE, INC.
By:	/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President (Principal Financial Officer)